Exhibit 99.1

Ibis Technology Adjourns Special Meeting of Stockholders Until Wednesday, January 21, 2009

DANVERS, Mass.--(BUSINESS WIRE)--December 22, 2008--Ibis Technology Corporation (IBIS.PK), today announced that it adjourned its Special Meeting of Stockholders previously scheduled for today and will reconvene on Wednesday, January 21, 2009 at 9:30 a.m. local time at the Company’s offices at 32 Cherry Hill Drive, Danvers, Massachusetts. The meeting was adjourned because the Company had not received sufficient shareholder votes to act on the matters set forth in the Proxy Statement for such Special Meeting of Stockholders.

About Ibis Technology

Headquartered in Danvers, Massachusetts, Ibis Technology Corporation is a leading provider of oxygen implanters for the production of SIMOX-SOI (Separation-by-Implantation-of-Oxygen Silicon-On-Insulator) wafers for the worldwide semiconductor industry. Information about Ibis Technology Corporation and SIMOX-SOI is available on the Ibis web site at www.ibis.com.

CONTACT:
Ibis Technology Corporation
William J. Schmidt, 978-777-4247
CFO & Treasurer